Exhibit 99.1

                   Advanta Provides Earnings Guidance for 2004

    SPRING HOUSE, Pa.--(BUSINESS WIRE)--Dec. 18, 2003--Advanta Corporation (NASDAQ:ADVNB; ADVNA) today announced that it expects its 2004 earnings from continuing operations to be between $1.40 and $1.60 per diluted share for Class A and Class B shares combined. Consistent with prior periods, this estimate assumes no gains or losses associated with the Company's venture capital portfolio as such amounts are based on future market conditions that cannot be reliably forecasted. During 2004, managed receivables are expected to grow 10% to 20%.
    "For 2004, our plan is to continue creating and deepening relationships with high credit quality small business customers," said Dennis Alter, Chairman and CEO. "As a result of our exclusive focus on this market, we have become one of the nation's largest issuers of small business credit cards."

    Conference Call Details

    Advanta management will hold a conference call with analysts and institutional investors today, December 18, at 9:00 a.m. Eastern time. The call will be broadcast simultaneously for the public over the Internet through www.advanta.com or www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.vcall.com or by dialing (719) 457-0820 and referring to confirmation code 125252. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measure in this press release or the statistical supplements available at www.advanta.com in the "Corporate Info" section.

    About Advanta

    Advanta is a highly focused financial services company serving the small business market. Advanta leverages direct marketing and information based expertise to identify potential customers and new target markets and to provide a high level of service tailored to the unique needs of small business. Using these distinctive capabilities, Advanta has become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

    This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest income including changes resulting from fluctuations in the volume of receivables and the range and timing of pricing offers to cardholders; (2) competitive pressures; (3) political, social and/or general economic conditions that affect the level of new account originations, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables; (8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations; (10) effect of, and changes in, tax laws, rates, regulations and policies;
(11) relationships with customers, significant vendors and business partners; (12) difficulties or delays in the development, production, testing and marketing of products or services; (13) the amount and cost of financing available to the Company; (14) the ratings on the debt of the Company and its subsidiaries; (15) revisions to estimates associated with the discontinued operations of the Company's mortgage and leasing businesses; and (16) the impact of litigation. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.




                                ADVANTA
                           ($ in thousands)

     RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

In addition to evaluating the financial performance of the Advanta Business Cards segment under generally accepted accounting principles
(GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivables had not been sold. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations.

Return on managed assets is a non-GAAP financial measure for which the return on average owned receivables is the most directly comparable GAAP financial measure. A reconciliation of our long-term target for return on managed assets to the most directly comparable GAAP financial measure is not accessible on a forward looking basis because it is not possible to reliably forecast the average managed receivables on which this return would be earned making it impossible to forecast the average owned receivables necessary to compute the return on average owned receivables.

The examples in the table below provide a reconciliation of managed principal charge-offs as a percent of average managed receivables (a non-GAAP financial measure) to owned principal charge-offs to average owned receivables (the most directly comparable GAAP financial measure). In the table below, the Low End of Range column assumes the average receivable balances multiplied by our the Low End of Range charge-off expectations. The High End of Range column in the table below assumes the average receivable balances multiplied by our High End of Range charge-off expectations. The examples in the table below depict only two possibilities out of a large set of possible scenarios that could result in this range of charge-off rates.


                                               Year Ended December 31,
                                                         2004
                                                ----------------------
Forward Looking Average Receivable Balances
   Owned                                        $  600,000
   Securitized                                   2,650,000
                                                 ----------
   Managed                                       3,250,000


----------------------------------------------------------------------
Forward Looking Credit Data                       Low End    High End
                                                     of         of
                                                    Range      Range
                                                 ----------  --------
   Owned net principal charge-offs              $   37,800  $ 42,000
      As a percentage of average receivables           6.3 %     7.0 %

   Securitized net principal charge-offs        $  189,700  $208,250
      As a percentage of average receivables           7.2 %     7.9 %

   Managed net principal charge-offs            $  227,500  $250,250
      As a percentage of average receivables           7.0 %     7.7 %



    CONTACT: Advanta Corporation
             David Weinstock, Vice President, Investor Relations
             215-444-5335
             dweinstock@advanta.com
                 or
             David Goodman, Director, Communications
             215-444-5073
             AdvantaCommunications@advanta.com